Exhibit (10)D

                             FNB Corporation
                 Form of Incentive Stock Option Agreement
                              For Employee

                          Granted {AWARD DATE}

This Incentive Stock Option Agreement evidences the grant of an Incentive Stock Option to {NAME} (the "Employee") pursuant to Article 6 of the FNB Corporation 2000 Incentive Stock Plan (the "Plan"). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1. Grant of Options. In consideration of the services rendered to FNB Corporation (the "Company") and/or its Subsidiaries by the Employee, the Company hereby grants to the Employee an option to purchase all or any part of a total of {NUMBER} shares of the Company's Common Stock at a price of ${PRICE}per share ("Option Price"). This Option is granted as of {AWARD DATE} ("Award Date"). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.    Term.

     (a) Normal Term. The term of this Option is 10 years, until {TERM DATE}, provided, however, that this Option may be terminated earlier as provided below.

     (b) Early Termination. This Option will terminate upon any of the following events:

           (i) Death. This Option will terminate one year after the death of the Employee who dies while employed by the Company or one of its Subsidiaries.

          (ii) Disability. This Option will terminate one year after the Employee's employment with the Company or one of its Subsidiaries terminates on account of the Employee's disability (within the meaning of Section 37(e)(3) of the Internal Revenue Code).

         (iii) Retirement. This Option will terminate one year after the Employee's retirement from employment with the Company or one of its Subsidiaries at or after age 65.

          (iv) Termination of Employment. (1) This Option will terminate on the date the Employee's employment with the Company or one of its Subsidiaries (A) is terminated at his employer's instigation for "cause," or (B) is terminated by the Employee for any reason other than death, disability or
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                 retirement.  (2) This Option will terminate three months
                 after the Employee's employment with the Company or one of its Subsidiaries is terminated at his employer's instigation for reasons other than for "cause." For purposes of this paragraph "cause" shall mean continued neglect of duty, willful and material misconduct in connection with the performance of the Employee's duties and obligations, and any other conduct of the Employee involving moral turpitude, commission of a crime or habitual drunkenness of drug abuse, that would make retention of the Employee in his position with his employer prejudicial to its best interests.

3.    Exercise.

     (a) Exercisability. This Option is first exercisable, in whole or in part, from and after the applicable time provided below:

           (i)   Subject to earlier exercisability as provided in (ii) below,
                 (1) one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the first anniversary of the Award Date, (2) the second one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the second anniversary of the Award Date, (3) the third one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the third anniversary of the Award Date, and
                 (4) the final one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the fourth anniversary of the Award Date.

          (ii) If a Change-in-Control (as defined in the Plan) occurs after the Award Date, before the expiration date of this Option and while the Employee is an employee of the Company or any of its Subsidiaries, this Option may first be exercised (to the extent not already exercisable), in whole or in part, after the date such Change-in-Control occurs.

     (b) By Whom Exercisable. During the Employee's lifetime, only the Employee may exercise this Option. If the Employee dies prior to the expiration date of this Option, without having exercised this Option as to all of the shares covered thereby, this Option may be exercised, to the extent of the shares with respect to which this Option could have been exercised on the date of the Employee's death, by the estate or a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Employee.

     (c) Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 4 and payment in full, to the extent required by Paragraph 10, of the amount of any tax the Company is required to withhold as a result of such exercise.
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4.    Payment of Option Price.  The Option Price will be payable in full upon exercise of this Option to purchase shares, and such Option Price may be paid either in cash, or in shares of the Corporation's Common Stock which have been held by the Employee for more than six months (which shall be valued for such purpose at the mean between the high and low sales price of such Common Stock as published in The Wall Street
      Journal for the date of exercise or, if not traded on the date of exercise, on the most recent day on which the stock was traded preceding the date of exercise), or in a combination of cash and such Common Stock. Payment hereunder may not otherwise be made by cashless exercise.

5. Transferability. This Option may not be transferred by the Employee, except upon the Employee's death by will or by the laws of descent and distribution.

6. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the shares of Common Stock of the Company which are the subject of this Agreement at all times during which this Option is exercisable and there is no applicable exemption from registration of such shares; provided, however, that this Option shall not be exercisable for stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

7. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

8. Capital Adjustments. The number of shares of Common Stock covered by this Option, and the Option Price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

9. Rights as a Shareholder. The Employee, or a transferee of this Option, shall have no rights as a shareholder with respect to any shares subject to this Option until the date of the exercise of this Option for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 8 hereof.
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10.   Withholding Taxes.  The Company, or one of its Subsidiaries, shall have the right to withhold any Federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Employee will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. The Employee is authorized to deliver shares of the Company's Common Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares to be acquired as a result of the exercise of the option).

11. Prohibition against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

12. Intended to be an Incentive Stock Option. This Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code, and the provisions hereof shall be construed consistent with that intent. While it is intended that this Option be treated as an incentive stock option within the meaning of
      Section 422(b) of the Internal Revenue Code, the Company does not guarantee such treatment. If or to the extent, for any reason, this Option is not treated as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code, this Option shall nevertheless continue to otherwise be fully effective according to its terms and the applicable terms of the Plan and shall be regarded as a Non-Qualified Stock Option under the Plan.

13. Disqualifying Disposition of Stock Issued on Exercise of Incentive Stock Option. If the Employee makes a "disposition" (within the meaning of Section 424(c) of the Internal Revenue Code) of shares of Common Stock issued upon exercise of this Option within two years from the Award Date or within one year from the date the shares of Common Stock are transferred to the Employee, the Employee agrees, within ten days of disposition, to notify the Committee in order that any income realized as a result of such disposition can be properly reported by the Company or one of its Subsidiaries on IRS forms W-2 or 1099.

14. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.
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To evidence their agreement to the terms and conditions of this Option, the
Company and the Employee have signed this Agreement as of the date first above written.

      FNB CORPORATION               By:___________________________________

                                   Its:___________________________________



      EMPLOYEE:                    _______________________________________
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